Exhibit 99.1

For Immediate Release

Starwood Property Trust Reports Results for the

Quarter Ended March 31, 2021

– Quarterly GAAP Earnings of $0.38 and Distributable Earnings of $0.50 per Diluted Share –

– Originated or Acquired $2.7 Billion of Assets, Including $2.2 Billion in Commercial Lending –

– Paid Dividend of $0.48 per Share for 29th Straight Quarter –

– Completed $500 Million Inaugural Infrastructure CLO and $1.3 Billion CRE CLO –

– LNR Upgraded by Fitch to CSS1, Only Special Servicer Carrying Highest Rating –

GREENWICH, Conn., May 6, 2021 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2021.  The Company’s first quarter 2021 GAAP net income was $111.4 million, or $0.38 per diluted share, and Distributable Earnings (a non-GAAP financial measure) was $150.8 million, or $0.50 per diluted share.

“We benefited from a strong start to the year with $2.7 billion of capital deployed in the first quarter across our business cylinders, including $2.2 billion in Commercial Lending, bringing our post-COVID capital deployment to $5.7 billion. The credit performance of our diversified business lines coupled with our robust liquidity position gave us the confidence to continue our strong pace of investment activity.  Eleven years into our journey, the LTV of our loan book remains low at 60.1%, and we continue to provide an attractive yield in a low rate world," commented Barry Sternlicht, Chairman and CEO of Starwood Property Trust.

“After quarter end, we closed two CLOs totaling $1.8 billion: our inaugural Infrastructure CLO for $500 million and our second CRE CLO for $1.3 billion. These financings allowed us to further de-risk our balance sheet and diversify our funding sources.

“After a year of unprecedented distress which led to record volume in our special servicer, LNR was upgraded by Fitch to its highest servicer rating and is the only CMBS special servicer at this level globally.  We are extremely proud of this achievement which recognizes the strength and tenure of our team, years of operating at the highest level, our commitment to technology and our exemplary performance," commented Jeff DiModica, President of Starwood Property Trust.

Supplemental Schedules

The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Webcast and Conference Call Information

The Company will host a live webcast and conference call on Thursday, May 6, 2021, at 10:00 a.m. Eastern Time.  To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  The webcast is available at

www.starwoodpropertytrust.com in the Investor Relations section of the website.  The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.

To Participate via Telephone Conference Call:

Dial in at least 15 minutes prior to start time.

Domestic: 1-877-407-9039

International: 1-201-689-8470

Conference Call Playback:

Domestic: 1-844-512-2921

International: 1-412-317-6671

Passcode: 13718432

The playback can be accessed through May 13, 2021.

About Starwood Property Trust, Inc.

Starwood Property Trust (NYSE: STWD) is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. An affiliate of global private investment firm Starwood Capital Group, the Company has successfully deployed over $69 billion of capital since inception and manages a portfolio of over $18 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.

Forward-Looking Statements

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the severity and duration of economic disruption caused by the COVID-19 global pandemic, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing and other risks detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as other risks and uncertainties set forth from time to time in the Company's reports filed with the SEC.

In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum

Starwood Property Trust

Phone: 203-422-7788

Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Statement of Operations by Segment

For the three months ended March 31, 2021

(Amounts in thousands)

	Commercial and
	Residential	Infrastructure		Investing
	Lending	Lending	Property	and Servicing			Securitization
	Segment	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Revenues:
Interest income from loans	$170,593	$18,808	$—	$1,174	$—	$190,575	$—	$190,575
Interest income from investment securities	18,385	564	—	20,940	—	39,889	(28,279)	11,610
Servicing fees	124	—	—	12,456	—	12,580	(4,178)	8,402
Rental income	1,339	—	65,104	9,895	—	76,338	—	76,338
Other revenues	90	93	40	82	—	305	—	305
Total revenues	190,531	19,465	65,144	44,547	—	319,687	(32,457)	287,230
Costs and expenses:
Management fees	315	—	—	222	38,188	38,725	11	38,736
Interest expense	44,295	8,841	15,832	5,449	29,148	103,565	(191)	103,374
General and administrative	11,333	3,442	1,023	18,440	4,311	38,549	87	38,636
Acquisition and investment pursuit costs	185	—	—	—	—	185	—	185
Costs of rental operations	477	—	23,960	4,308	—	28,745	—	28,745
Depreciation and amortization	307	100	18,100	3,967	—	22,474	—	22,474
Credit loss (reversal) provision, net	(529)	573	—	—	—	44	—	44
Other expense	31	—	583	71	—	685	—	685
Total costs and expenses	56,414	12,956	59,498	32,457	71,647	232,972	(93)	232,879
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	39,745	39,745
Change in fair value of servicing rights	—	—	—	745	—	745	(1,541)	(796)
Change in fair value of investment securities, net	(2,050)	—	—	7,170	—	5,120	(5,426)	(306)
Change in fair value of mortgage loans, net	(10,714)	—	—	1,236	—	(9,478)	—	(9,478)
Earnings (loss) from unconsolidated entities	1,753	(254)	—	589	—	2,088	(354)	1,734
Gain on sale of investments and other assets, net	17,693	—	—	—	—	17,693	—	17,693
Gain (loss) on derivative financial instruments, net	26,141	684	4,724	9,283	(6,843)	33,989	—	33,989
Foreign currency (loss) gain, net	(11,594)	(49)	25	(63)	—	(11,681)	—	(11,681)
Loss on extinguishment of debt	(68)	(307)	(141)	—	—	(516)	—	(516)
Other income, net	—	21	—	—	—	21	—	21
Total other income (loss)	21,161	95	4,608	18,960	(6,843)	37,981	32,424	70,405
Income (loss) before income taxes	155,278	6,604	10,254	31,050	(78,490)	124,696	60	124,756
Income tax provision	(1,505)	(92)	—	(633)	—	(2,230)	—	(2,230)
Net income (loss)	153,773	6,512	10,254	30,417	(78,490)	122,466	60	122,526
Net income attributable to non-controlling interests	(3)	—	(5,077)	(6,008)	—	(11,088)	(60)	(11,148)
Net income (loss) attributable to Starwood Property Trust, Inc.	$153,770	$6,512	$5,177	$24,409	$(78,490)	$111,378	$—	$111,378

Definition of Distributable Earnings

Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT.  For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs from successful acquisitions, depreciation and amortization of real estate and associated intangibles and any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors.

Reconciliation of Net Income to Distributable Earnings

For the three months ended March 31, 2021

(Amounts in thousands except per share data)

	Commercial
	and
	Residential	Infrastructure		Investing
	Lending	Lending	Property	and Servicing
	Segment	Segment	Segment	Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$153,770	$6,512	$5,177	$24,409	$(78,490)	$111,378
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	5,077	—	—	5,077
Non-cash equity compensation expense	1,781	300	31	881	7,317	10,310
Management incentive fee	—	—	—	—	13,123	13,123
Acquisition and investment pursuit costs	(164)	—	(89)	—	—	(253)
Depreciation and amortization	247	91	18,161	3,603	—	22,102
Credit loss (reversal) provision, net	(529)	573	—	—	—	44
Interest income adjustment for securities	(1,300)	—	—	3,995	—	2,695
Extinguishment of debt, net	—	—	—	—	(246)	(246)
Income tax (provision) benefit associated with realized (gains) losses	(6,495)	—	—	405	—	(6,090)
Other non-cash items	3	—	(337)	207	415	288
Reversal of GAAP unrealized (gains) / losses on:
Loans	10,714	—	—	(1,236)	—	9,478
Securities	2,050	—	—	(7,170)	—	(5,120)
Derivatives	(27,171)	(745)	(6,446)	(9,719)	9,313	(34,768)
Foreign currency	11,594	49	(25)	63	—	11,681
(Earnings) loss from unconsolidated entities	(1,753)	254	—	(589)	—	(2,088)
Sales of properties	(17,693)	—	—	—	—	(17,693)
Recognition of Distributable realized gains / (losses) on:
Loans	14,553	—	—	4,672	—	19,225
Realized credit loss	(7,757)	—	—	—	—	(7,757)
Securities	(2,861)	—	—	1,776	—	(1,085)
Derivatives	1,950	—	(35)	1,595	—	3,510
Foreign currency	4,784	(10)	25	(63)	—	4,736
Earnings (loss) from unconsolidated entities	3,218	(254)	—	964	—	3,928
Sales of properties	8,298	—	—	—	—	8,298
Distributable Earnings (Loss)	$147,239	$6,770	$21,539	$23,793	$(48,568)	$150,773
Distributable Earnings (Loss) per Weighted Average Diluted Share	$0.49	$0.02	$0.07	$0.08	$(0.16)	$0.50

Starwood Property Trust, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet by Segment

As of March 31, 2021

(Amounts in thousands)

	Commercial and
	Residential	Infrastructure		Investing
	Lending	Lending	Property	and Servicing			Securitization
	Segment	Segment	Segment	Segment	Corporate	Subtotal	VIEs	Total
Assets:
Cash and cash equivalents	$56,629	$7,873	$39,791	$29,064	$217,049	$350,406	$784	$351,190
Restricted cash	69,882	27,973	6,672	14,197	—	118,724	—	118,724
Loans held-for-investment, net	10,733,752	1,586,808	—	933	—	12,321,493	—	12,321,493
Loans held-for-sale	587,037	89,368	—	168,226	—	844,631	—	844,631
Investment securities	969,968	34,951	—	1,106,000	—	2,110,919	(1,432,632)	678,287
Properties, net	93,718	—	1,954,880	196,150	—	2,244,748	—	2,244,748
Intangible assets	—	—	38,833	70,857	—	109,690	(42,918)	66,772
Investment in unconsolidated entities	47,514	24,840	—	44,435	—	116,789	(15,882)	100,907
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Derivative assets	13,088	—	162	320	24,459	38,029	—	38,029
Accrued interest receivable	97,853	3,310	—	274	408	101,845	(132)	101,713
Other assets	61,677	7,107	85,740	44,719	9,646	208,889	(16)	208,873
VIE assets, at fair value	—	—	—	—	—	—	62,367,110	62,367,110
Total Assets	$12,731,118	$1,901,639	$2,126,078	$1,815,612	$251,562	$18,826,009	$60,876,314	$79,702,323
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$37,206	$16,010	$44,184	$24,110	$56,614	$178,124	$91	$178,215
Related-party payable	—	—	—	—	36,135	36,135	—	36,135
Dividends payable	—	—	—	—	138,906	138,906	—	138,906
Derivative liabilities	33,190	1,310	—	305	—	34,805	—	34,805
Secured financing agreements, net	6,502,059	1,259,813	1,871,026	653,222	631,655	10,917,775	(21,843)	10,895,932
Collateralized loan obligations, net	931,178	—	—	—	—	931,178	—	931,178
Unsecured senior notes, net	—	—	—	—	1,735,658	1,735,658	—	1,735,658
VIE liabilities, at fair value	—	—	—	—	—	—	60,896,709	60,896,709
Total Liabilities	7,503,633	1,277,133	1,915,210	677,637	2,598,968	13,972,581	60,874,957	74,847,538
Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	2,943	2,943	—	2,943
Additional paid-in capital	1,074,553	599,666	25,905	(298,098)	3,823,011	5,225,037	—	5,225,037
Treasury stock	—	—	—	—	(138,022)	(138,022)	—	(138,022)
Accumulated other comprehensive income	41,654	—	—	—	—	41,654	—	41,654
Retained earnings (accumulated deficit)	4,111,160	24,840	(40,641)	1,285,229	(6,035,338)	(654,750)	—	(654,750)
Total Starwood Property Trust, Inc. Stockholders’ Equity	5,227,367	624,506	(14,736)	987,131	(2,347,406)	4,476,862	—	4,476,862
Non-controlling interests in consolidated subsidiaries	118	—	225,604	150,844	—	376,566	1,357	377,923
Total Equity	5,227,485	624,506	210,868	1,137,975	(2,347,406)	4,853,428	1,357	4,854,785
Total Liabilities and Equity	$12,731,118	$1,901,639	$2,126,078	$1,815,612	$251,562	$18,826,009	$60,876,314	$79,702,323